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                                                               EXHIBIT 99.1

                     VERONIS, SUHLER & ASSOCIATES INC.

                              350 Park Avenue

                           New York, N.Y. 10022

                            Phone 212-935-4990

                             Fax 212-935-0877

To: Louis Hernandez

  RoweCom Inc.

The undersigned hereby consents to the references to the undersigned included in the Registration Statement on Form S-1 of RoweCom Inc. and any amendment thereto.

                                        Veronis, Suhler and Associates Inc.

                                        /s/ Leo Kivijarv

                                        Dr. Leo Kivijarv

                                        Director of Research